UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2021

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4227 Habana Avenue, Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)$2,750,000 Promissory Note between LFTD Partners Inc., Lifted Liquids, Inc and Nicholas S. Warrender

On or about January 3, 2022, Nicholas S. Warrender, our Vice Chairman and COO, loaned $2,750,000 to LFTD Partners Inc. f/k/a Acquired Sales Corp. (“LSFP”) and Lifted Liquids, Inc. d/b/a Lifted Made (“Lifted”) (collectively “Payors”). The $2,750,000 loan is governed by the terms of a promissory note which sets out annual interest at the rate of 2.5% (“Promissory Note”). The principal of the Promissory Note shall be paid off by Payors in five semi-annual payments to Nicholas S. Warrender of $458,333 and a sixth and final semi-annual payment to Nicholas S. Warrender of $458,335, in each case plus accrued interest, starting on June 30, 2022. All remaining principal and all accrued interest on the Promissory Note shall be subject to mandatory prepayment by Payors to Nicholas S. Warrender within two business days following the closing of any debt or equity capital raise by Payors following the date of this Promissory Note in the amount of $8,000,000 or more. The Promissory Note is secured by stock pursuant to a Collateral Stock Pledge Agreement described below.

Collateral Stock Pledge Agreement

On or about January 3, 2022, LSFP, Lifted, and Nicholas S. Warrender entered into a Collateral Stock Pledge Agreement that provides the following collateral to Mr. Warrender in connection with the Promissory Note: (i) a first lien security interest in all of the assets of LSFP and Lifted (“Pledgors”); (ii) all of the common stock of Lifted, Bendistillery Inc., Bend Spirits, Inc., and Ablis Holding Company that is owned by Pledgors; and (iii) all of the capital stock of any other entity owned by any Pledgor or any of its subsidiaries.

The foregoing description is qualified in its entirety by reference to the Promissory Note which is filed as Exhibit 10.65 and the Collateral Stock Pledge Agreement which is filed as Exhibit 10.66 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)Omnibus Agreement

On December 30, 2021, LSFP, Nicholas S. Warrender, 95th Holdings, LLC (“Holdings”), Gerard M. Jacobs, our Chairman and CEO, and William C. “Jake” Jacobs our President and CFO, entered into an agreement effective as of December 30, 2021 (“Omnibus Agreement”) that, as further described in the sections below, (i) amends certain parts of the Agreement and Plan of Merger by and among LSFP, Lifted, Gerard M. Jacobs, William C. Jacobs, Warrender Enterprise Inc. and Nicholas S. Warrender dated February 24, 2020 (the “Merger Agreement”); (ii) amends that certain Compensation Agreement dated as of June 19, 2019 (the “Compensation Agreement”), and that certain Amendment No. 1 to Compensation Agreement dated as of December 1, 2020 (the “Amendment No. 1”) (together the “Amended Compensation Agreement”); (iii) amends those certain Executive Employment Agreements dated February 24, 2020 between LSFP and Gerard M. Jacobs, William C. Jacobs and Nicholas S. Warrender, respectively (collectively the “Executive Employment Agreements”);(iv) creates quarterly board compensation; and, (v) requires Lifted to purchase a building leased by Lifted from an affiliate of our Vice Chairman and COO Nicholas S. Warrender on or before December 31, 2022, for a fixed purchase price equal to $1,375,000.

Payment of Deferred Compensation pursuant to the Amended Compensation Agreement

The Compensation Agreement contemplated an aggregate of $350,000 being paid by LSFP to Gerard M. Jacobs and William C. Jacobs upon the closing of LSFP’s acquisition of Lifted and an aggregate of $350,000 being paid by LSFP to Gerard M. Jacobs and William C. Jacobs upon December 1, 2020, but such payments were not timely made, and pursuant to the Amendment No. 1 such aggregate of $700,000 of compensation was deferred and made due and payable by LSFP to Gerard M. Jacobs and William C. Jacobs together with interest accrued at the rate of 2% annually commencing January 1, 2021, upon demand by Gerard M. Jacobs and William C. Jacobs, and to date only $58,438.50 of such deferred compensation has been paid to date to Gerard M. Jacobs (the remaining unpaid deferred compensation together with accrued interest is hereby referred to as the “Deferred Compensation”). Pursuant to the Omnibus Agreement, the Deferred Compensation shall be paid by LSFP to Gerard M. Jacobs and William C. Jacobs on or before January 6, 2022.

Payment of $300,000 Bonus to William C. Jacobs

Pursuant to the Omnibus Agreement and simultaneously with such payment of the Deferred Compensation as set out above, LSFP shall pay William C. Jacobs a bonus of $300,000.

Payment of on Aggregate $500,000 in Bonuses to Gerard M. Jacobs and William C. Jacobs

The Amended Compensation Agreement provides that an aggregate of $350,000 shall be paid by LSFP to Gerard M. Jacobs and William C. Jacobs on December 1, 2021, but has not yet been paid (the “December 1, 2021 Compensation”). The December 1, 2021 Compensation is hereby terminated.

Pursuant to the Omnibus Agreement, provided that Gerard M. Jacobs and William C. Jacobs have not resigned as officers of LSFP, on or before December 31, 2022, an aggregate of $500,000 in bonuses shall be paid by LSFP to Gerard M. Jacobs and William C. Jacobs. This aggregate of $500,000 in bonuses to Gerard M. Jacobs and William C. Jacobs is in addition to the $300,000 bonus payable to William C. Jacobs described in the preceding section.

Increase of Base Salaries of Executives Gerard M. Jacobs, William C. Jacobs and Nicholas S. Warrender

Pursuant to the Omnibus Agreement, commencing January 1, 2022, the Base Salary under each of the Executive Employment Agreements to be paid to Gerard M. Jacobs, William C. Jacobs and Nicholas S. Warrender shall be increased from $100,000 to $250,000 per year.

Allocation and Payment of Bonus Pool

The company-wide Bonus Pool for 2021 shall be $1,559,335 (the “Modified 2021 Bonus Pool Amount”), which is the aggregate amount that has already been accrued for in LSFP’s financial statements covering the period from January 1, 2021 through September 30, 2021, and such Modified 2021 Bonus Pool Amount shall be paid by LSFP, and allocated and distributed in accordance with unanimous written instructions from Gerard M. Jacobs, William C. Jacobs and Nicholas S. Warrender, on or before March 15, 2022.

The amount by which the company-wide Bonus Pool for 2021 as calculated in accordance with the Executive Employment Agreements as in effect prior to the execution and delivery of this Agreement exceeds the Modified 2021 Bonus Pool Amount shall be paid by LSFP, and allocated and distributed in accordance with unanimous written instructions from Gerard M. Jacobs, William C. Jacobs and Nicholas S. Warrender, in three equal quarterly payments, starting on June 30, 2022.

Agreement to Purchase Property from Affiliate

Our Vice Chairman and COO Nicholas S. Warrender directly or indirectly controls 95th Holdings, LLC which owns approximately 11,238 square feet of office, laboratory and warehouse space in a building located at 5511 95th Avenue, in the City of Kenosha, State of Wisconsin (the “Premises”). On December 18, 2020, Lifted as tenant entered into a Lease Agreement (the “Lease) with 95th Holdings, LLC (“Landlord”) for the Premises. The lease commencement date was January 1, 2021, and lease termination date is January 1, 2026. Lifted constructed improvements including a clean room, and gradually moved into the Kenosha Premises over the course of the first quarter of 2021. Under the terms of the lease, Lifted has the option to purchase the property at any time prior to December 31, 2025, and in any event, Lifted is obligated to purchase the property on or before that date. Pursuant to the Lease, in all cases Lifted’s purchase price for the Premises shall be in an amount equal to the greater of: (1) the fair market value of the Premises at the time Lifted purchases the Premises; or (2) any remaining principal balance of any purchase-money mortgage for the Premises existing at the time of the closing of Lifted’s purchase, plus the corresponding amount identified in the Additional Purchase Price Schedule attached as Exhibit B to the Lease, which is an additional amount ranging between $300,000 and $375,000 based on the number of years that have passed between the commencement of the Lease and the purchase of the Premises by Lifted.

Pursuant to the Omnibus Agreement, Lifted shall purchase the Property from Landlord on or before December 31, 2022, for a fixed purchase price equal to $1,375,000.

Director Bonus Compensation

Pursuant to the Omnibus Agreement, commencing on March 31, 2022, each of the non-officer members of the board of directors of LSFP shall receive a quarterly fee of $4,000 from LSFP.

Status of Agreements

Excepting only as expressly modified or amended pursuant to the Omnibus Agreement, all other terms and conditions of the Merger Agreement, the Amended Compensation Agreement, the Executive Employment Agreements, the Lease, and all other agreements among any of the Parties shall remain in full force and effect following the execution and delivery of this Agreement.

Negotiations of Agreements

In the negotiation and execution of the Omnibus Agreement, LSFP has been represented by the Compensation Committee of the board of directors of LSFP, which consists of LSFP’s four independent board members (the “Compensation Committee”). The Compensation Committee has indicated to management that it believes that the terms and conditions of the Omnibus Agreement are in the best interests of LSFP.

The foregoing description is qualified in its entirety by reference to the Omnibus Agreement which is filed as Exhibit 10.67 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events

Repayment of $3,750,000 promissory note between Nicholas S. Warrender and LSFP dated February 24, 2020

On or about December 30, 2021, LSFP repaid all principal and interest due under the $3,750,000 promissory note between Nicholas S. Warrender and LSFP dated February 24, 2020 that was a portion of the Merger Consideration paid by LSFP to Nicholas S. Warrender under the Merger Agreement. Pursuant to the terms of that promissory note, the unpaid balance of the note accrued interest at the rate of 2% per annum.

On or about January 3, 2022, Nicholas S. Warrender kept $1,000,000 of the repayment, plus accrued interest, and reloaned $2,750,000 back to LSFP at the rate of 2.5%. See Section 1.01 above.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.65	$2,750,000 Promissory Note dated January 3, 2022 between LFTD Partners Inc., Lifted Liquids, Inc and Nicholas S. Warrender

Exhibit 10.66	Collateral Stock Pledge Agreement dated January 3, 2022 between LFTD Partners Inc., Lifted Liquids, Inc., and Nicholas S. Warrender

Exhibit 10.67	Omnibus Agreement dated December 30, 2021 between LFTD Partners Inc. Nicholas S. Warrender, 95th Holdings, LLC, Gerard M. Jacobs and William C. “Jake” Jacobs

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer
Dated: January 4, 2022